EXHIBIT 23.2

CONSENT OF MILLE AND McCOLLOM,
CERTIFIED PUBLIC ACCOUNTANTS






MILLER AND McCOLLOM

CERTIFIED PUBLIC ACCOUNTANTS
4350 Wadsworth Blvd., Suite 300                         TELEPHONE (303) 424-2020
Wheat Ridge, CO 80033                                   FACSIMILE (720) 294-9753
                                                 E-MAIL: rmccollom@attglobal.net


We hereby consent to the use incorporated by reference in the Registration Statement on Form S-8 filed on June 25, 2003 of our report dated September 25, 2002, relating to the financial statements of Shannon International Resources Inc., including in the annual report Form 10-KSB for the fiscal years ended June 30, 2002 and June 30, 2001 and to the reference to Miller and McCollom in the Experts section of the Prospectus contained in the Registration Statement.



/s/MILLER AND McCOLLOM
----------------------
   Miller and McCollom

June 24, 2003